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                                                                   Exhibit 10.7
                      PROCUREMENT AND MARKETING AGREEMENT


                                  BY AND AMONG


                         RELIANT ENERGY SERVICES, INC.


                                      AND


                 RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC

                      RELIANT ENERGY MARYLAND HOLDINGS LLC

                                      AND

                     RELIANT ENERGY NEW JERSEY HOLDINGS LLC








                          DATED AS OF AUGUST 24, 2000


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                               TABLE OF CONTENTS

Section                                                                                                         Page
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
SECTION 1 DEFINITIONS AND EXPLANATION OF TERMS....................................................................1
SECTION 2 TERM OF AGREEMENT......................................................................................11
SECTION 3 COMMODITY PROCUREMENT..................................................................................12
SECTION 4 COMMODITY PROCUREMENT GUIDELINES; REQUESTS FOR
          COMMODITY..............................................................................................14
SECTION 5 POWER MARKETING........................................................................................15
SECTION 6 DISPATCH AND SCHEDULING................................................................................17
SECTION 7 OUTAGES; ACCESS........................................................................................17
SECTION 8 RISK OF LOSS...........................................................................................18
SECTION 9 EARLY TERMINATION......................................................................................18
SECTION 10 METHOD OF PAYMENT.....................................................................................19
SECTION 11 FORCE MAJEURE.........................................................................................21
SECTION 12 EVENTS OF DEFAULT.....................................................................................22
SECTION 13 WAIVER................................................................................................25
SECTION 14 REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................................25
SECTION 15 LIABILITY OF PARTIES..................................................................................29
SECTION 16 ASSIGNMENT; ADDITIONAL COMPANIES AND FACILITIES.......................................................31
SECTION 17 AMENDMENT.............................................................................................32
SECTION 18 NOTICES...............................................................................................32
SECTION 19 APPLICABLE LAW; SUBMISSION TO JURISDICTION............................................................33
SECTION 20 SEVERABILITY..........................................................................................34
SECTION 21 ENTIRE AGREEMENT......................................................................................34
SECTION 22 NO THIRD PARTY BENEFICIARIES..........................................................................34
SECTION 23 COUNTERPARTS..........................................................................................34
SECTION 24 INFORMATION AND CONFIDENTIALITY.......................................................................34
SECTION 25 INDEPENDENT CONTRACTOR................................................................................35
APPENDIX A  FACILITIES
APPENDIX B  EXISTING LDC CONTRACTS


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                       PROCUREMENT AND MARKETING AGREEMENT

         This Procurement and Marketing Agreement is made and entered into as of the 24th day of August, 2000 by and among Reliant Energy Services, Inc., a Delaware corporation ("RES"), and Reliant Energy Mid-Atlantic Power Holdings LLC, a Delaware limited liability company, Reliant Energy Maryland Holdings LLC, a Delaware limited liability company, and Reliant Energy New Jersey Holdings LLC, a Delaware limited liability company (each individually, a "Company" and collectively, the "Companies"). RES and the Companies may hereinafter be referenced individually as a "Party" and together as the "Parties."

                                    RECITALS

         The Companies have ownership interests in, lease or operate electric generation facilities located in Pennsylvania, New Jersey and Maryland in respect of which they require commodity procurement and power marketing services.

         The Companies desire to engage RES to provide, and RES desires to provide, those commodity procurement and power marketing services to the Companies in accordance with the terms and conditions hereof.

         In consideration of the mutual covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:


                                    SECTION 1
                      DEFINITIONS AND EXPLANATION OF TERMS

1.1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         "Actual Cost" means, in respect of a quantity of Commodity, the actual total third-party costs and expenses (including transportation costs, hedging costs, Taxes (other than income Tax), fees and other costs) incurred by RES and properly allocable to a Company or Companies to make available such quantity of Commodity at the relevant Delivery Point.

         "Actual Power Sales Costs" means, for a Facility in a month, the actual total third-party costs and expenses (including transmission costs and losses, independent system operator and/or control area charges, allocated FERC annual charges on sales of power, hedging costs and all other Taxes (other than income
Tax), fees and costs) incurred by RES in respect of that month and properly allocable to a Company or Companies to market, sell and deliver the Capacity, Energy and Ancillary Services from that Facility to a Power Purchaser or potential Power Purchaser.

         "Actual Power Sales Proceeds" means, for a Facility in a month, the sum of all payments actually made by, and received from, Power Purchasers in respect of that month pursuant to the Transition Power Purchase Agreements and Power Sales Arrangements relating to Capacity, Energy or Ancillary Services from that Facility.



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         "Affiliate" means with respect to a Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of more than 50% of the voting securities, by contract or otherwise.

         "AGC" means automatic generation control, which is the capability to make automatic adjustments to generation output in response to system changes through the use of a digital computer.

         "Agreement" means this Procurement and Marketing Agreement, including all appendices attached hereto and all amendments hereto that may be made from time to time.

         "Ancillary Services" means those ancillary services customarily provided from time to time by an electric generating facility in the PJM Control Area, including black start capability, voltage/VAR support, load following, load regulation, AGC, spinning reserve and non-spinning reserve.

         "Bankruptcy" means, with respect to a Party, (a) an adjudication of bankruptcy or insolvency or the entry of an order for relief under any applicable Bankruptcy Law with respect to such Party; (b) the making by such Party of an assignment for the benefit of its creditors; (c) the filing by such Party of a petition in bankruptcy or for relief under any Bankruptcy Law; (d) the filing against such Party of any petition in bankruptcy or for relief under any Bankruptcy Law (unless such petition is dismissed within 90 days from the date of filing thereof); (e) the filing by such Party of an answer or pleading admitting or failing to contest the material allegations of any such petition;
(f) the appointment of a trustee, conservator or receiver for such Party or for all or substantially all of its assets (unless such appointment is vacated or stayed within 90 days of such appointment); (g) the taking by such Party of any action for its winding up or liquidation; or (h) the consent by such Party to any of the actions described in clauses (a) through (g) being taken against it.

         "Bankruptcy Law" means any bankruptcy, insolvency, moratorium, receivership or similar Law.

         "Benchmark Product" means sales of Energy commonly recognized in the electric power trading industry in the United States as "Firm (LD)" sales, which sales are made on a firm basis, the obligation to deliver of which is not contingent on native load requirements or the performance of any designated power generation facility or system of power generation resources, with cover damages being payable by the non-performing party in the event of an unexcused failure to deliver or receive. If at any time any Party reasonably believes that the forepart of this definition no longer describes sales of Energy that are commonly recognized and made in the electric power trading industry in the United States and that are being made by RES on behalf of the Companies pursuant to this Agreement, RES shall, in good faith, provide to the Companies a new definition that describes sales of Energy that, at that time, are commonly recognized and made in the power trading industry in the United States and that are being made by RES on behalf of the Companies pursuant to this Agreement.



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         "Btu" means British thermal unit, which, in turn, means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

         "Business Day" means any day other than Saturday or Sunday on which commercial banks are authorized to open for business in New York, New York.

         "Capacity" means electrical generating capacity (expressed in MW).

         "Clean Air Act" means Title IV of the Clean Air Act Amendments of 1990 (effective November 15, 1990), any amendments thereto and any regulations promulgated thereunder, which are the basis for the basis for the federal air pollution l program for sulfur dioxide or nitrogen oxide emissions.

         "Coal" means crushed bituminous coal, containing no synthetic fuels, substantially free from any extraneous material, with no intermediate sizes to be added or removed.

         "Coal Delivery Point" means, for each Facility, the receipt facilities of such Facility customarily used for the receipt of Coal deliveries.

         "Coal Payment" or "CP" has the meaning given to such term in Section
3.2.

         "Coal Procurement Fee" means (a) for any month through and including December 2000, $41,667, and (b) for any month in any subsequent calendar year, the product of (i) the Coal Procurement Fee in effect during the immediately preceding calendar year, multiplied by (ii) a fraction (but if such fraction is less than one, it shall be deemed to be one), the numerator of which is the Inflation Index for December of the immediately preceding calendar year (the "Prior Year") and the denominator of which is the Inflation Index for December of the calendar year immediately preceding the Prior Year.

         "Commodity" means any of Coal, Emissions Allowances, Fuel Oil or Gas.

         "Commodity Procurement Guidelines" means the commodity procurement guidelines provided to RES pursuant to Section 4.1, including any revisions made to those commodity procurement guidelines pursuant to Section 4.1.

         "Commodity Supplier" means a supplier and/or transporter procured by RES pursuant to this Agreement to supply and/or transport Commodities for delivery to their respective Delivery Points.

         "Commodity Supply Arrangement" means an agreement or other arrangement with a Commodity Supplier for the supply and/or transportation of Commodities for delivery to their respective Delivery Points.





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         "Company" and "Companies" have the meanings given such terms in the first paragraph of this Agreement.

         "Company Power Sales Level" means for a period of time an amount equal to the MWh-weighted average gross sales price (expressed in $/MWh) of all sales to third parties of Comparable Products arranged by RES with respect to such period of time on behalf of the Companies under this Agreement.

         "Company Related Persons" means the Companies and their Affiliates and their respective agents, representatives, contractors and subcontractors and the partners, members, participants, principals, shareholders, directors, trustees, officers and employees of each of them; provided, however, that Company Related Persons shall not include RES.

         "Company Share" means, for a Company, the quotient equal to (a) the summation (expressed in MW) of the Installed Capacities of such Company's Facilities, divided by (b) the summation (expressed in MW) of the Installed Capacities of all of the Companies' Facilities; provided, however, that for the purposes of calculating the Coal Payment, the Installed Capacities of the Keystone and Conemaugh Facilities shall not be included in the calculation of Company Share.

         "Comparable Products" means any Benchmark Products sold by RES to third parties but only if the sales of such Benchmark Products (a) are entered into on the same date and during the same hour both (i) for RES's own account (whether for RES or on behalf of Persons other than the Companies) and (ii) on behalf of any or all of the Companies under this Agreement and (b) have identical periods of delivery and delivery points in the PJM Control Area.

         "Confidential Information" has the meaning given such term in Section
24.

         "Contract Year" means (a) the period commencing on the date hereof and ending on December 31, 2000, and (b) each calendar year thereafter; provided, however, that, for the calendar year in which this Agreement expires or terminates, Contract Year shall mean the period commencing on the first day of such calendar year or on the date hereof, as the case may be, and ending on the date of such expiration or termination.

         "Damages" has the meaning given such term in Section 15.1.

         "Delivery Point" means a Gas Delivery Point, Coal Delivery Point or Fuel Oil Delivery Point, as applicable.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "Early Termination Date" means, in respect of a notice of termination delivered pursuant to Section 9, the later of (a) the date specified in that notice of termination and (b) the date that occurs six months after receipt of that notice of termination by all Parties to which that notice is required to be delivered in accordance with Section 9.





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         "Emissions Allowance" means a Sulfur Dioxide Emissions Allowance or a
Nitrogen Oxide Emissions Allowance as defined by the Clean Air Act.

         "Emissions Allowance Payment" or "EAP" has the meaning given to such term in Section 3.4.1.

         "Emissions Allowance Procurement Fee" means (a) for any month through and including December 2000, $29,167, and (b) for any month in any subsequent calendar year, the product of (i) the Emissions Allowance Procurement Fee in effect during the immediately preceding calendar year, multiplied by (ii) a fraction (but if such fraction is less than one, it shall be deemed to be one), the numerator of which is the Inflation Index for December of the immediately preceding calendar year (the "Prior Year") and the denominator of which is the Inflation Index for December of the calendar year immediately preceding the Prior Year.

         "Energy" means electric energy (expressed in MWh).

         "Energy Delivery Point" means, in respect of each Facility, the physical point at which the Facility is connected to the corresponding Grid.

         "Event of Default" means any of the events listed in Sections 12.1 and 12.2.

         "Existing LDC Contracts" means the existing contracts with local gas distribution companies listed in Appendix B for the purchase of Gas for the Facilities and any extensions, renewals or replacements of those contracts.

         "Facilities" means the electric generation facilities in which the Companies have or may, from time to time, have ownership interests or which the Companies lease or operate or may, from time to time, lease or operate and, in each case, which are listed in Appendix A or added pursuant to Section 16.5 or
Section 16.6.

         "Fee" means each of (a) the portion of the Gas Payment equal to [GPF X UGQ]; (b) the portion of the Coal Payment equal to [CPF X CS]; (c) the portion of the Fuel Oil Payment equal to [FOPF X PFOQ]; (d) the portion of the Emissions Allowance Payment equal to [EAPF X CS]; and (e) the Power Marketing Payment.

         "FERC" means the Federal Energy Regulatory Commission or any similar or successor Governmental Body exercising the same or equivalent jurisdiction.

         "Financing Parties" means the lenders and equity investors and potential lenders and equity investors (including any trustee or agent on behalf of such lenders and equity investors or potential lenders and equity investors) providing or potentially providing financing or refinancing to the Companies for the acquisition, ownership, operation, maintenance or leasing of the Facilities, whether that financing or refinancing takes the form of private debt or equity, public debt or equity or any other form.



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         "Force Majeure" means, in respect of a Non-Performing Party, an event beyond the reasonable control of the Non-Performing Party that the Non-Performing Party is unable to prevent, avoid or overcome through the exercise of diligent efforts and that is not the result of the Non-Performing Party's fault or negligence or failure to comply with any provision of this Agreement. The following events, among others, shall, to the extent they meet the requirements set forth in the immediately foregoing sentence, constitute Force Majeure: act of God; landslide; lightning; earthquake; fire; explosion; flood; storm; hurricane; tornado; storm; insurrection; war; blockade; riot; civil disturbance; sabotage; and embargo.

         "Fuel Oil" means number 2 fuel oil (either high sulfur or low sulfur) or number 6 fuel oil (either high sulfur or low sulfur).

         "Fuel Oil Delivery Point" means, for each Facility, the receipt facilities of such Facility customarily used for the receipt of Fuel Oil deliveries.

         "Fuel Oil Payment" or "FOP" has the meaning given to such term in
Section 3.3.1.

         "Fuel Oil Procurement Fee" means (a) for any month through and including December 2000, $0.07/mmBtu, and (b) for any month in any subsequent calendar year, the product of (i) the Fuel Oil Procurement Fee in effect during the immediately preceding calendar year, multiplied by (ii) a fraction (but if such fraction is less than one, it shall be deemed to be one), the numerator of which is the Inflation Index for December of the immediately preceding calendar year (the "Prior Year") and the denominator of which is the Inflation Index for December of the calendar year immediately preceding the Prior Year.

         "Gas" means natural gas or any mixture of hydrocarbon gases or of hydrocarbon gases and non-combustible gases, consisting predominantly of methane.

         "Gas Day" means the 24-hour period commencing at 9:00 a.m., or such other 24-hour period as may be designated by Gas Daily as the time period for Gas deliveries applicable to the "Daily price Survey" information used in the definition of "Gas Index."

         "Gas Delivery Point" means, for each Facility, the point of interconnection between the facilities of the local gas distribution company or other gas pipeline company and the Gas receipt facilities of such Facility.

         "Gas Index" means for any Gas Day the daily price of spot Gas (expressed in $/mmBtu) published by Gas Daily in the "Daily Price Survey" for Transco Zone 6 for such Gas Day; provided, however, that, if (a) Gas Daily does not publish the index described in this definition or (b) Gas Daily ceases to be published, RES shall, in good faith, provide to the Companies to be used as the basis for the Gas Index either (i) an alternative published fallback index or
(ii) an Indicative Market Price.

         "Gas Payment" or "GP" has the meaning given such term in Section 3.1.1.


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         "Gas Price" means, for each mmBtu of Procured Gas, (a) if such mmBtu of
Procured Gas is purchased prior to the applicable Gas pipeline nomination deadline on the day immediately preceding the Gas Day of delivery but later than five Business Days before the first Gas Day of the month of delivery, the Gas Index for the Gas Day for which delivery of that mmBtu to the relevant Gas Delivery Point has been arranged, plus any additional cost (including local gas distribution company charges) to deliver that mmBtu of Gas from Transco Zone 6 to the relevant Gas Delivery Point, or (b) if such mmBtu of Procured Gas is purchased at any time other than as described in clause (a) of this definition, the Actual Cost to procure and make available that mmBtu of Gas at the relevant Gas Delivery Point, divided by one mmBtu; provided, however, that, if the mmBtu of Gas has been purchased from the local gas distribution company pursuant to an Existing LDC Contract, the Gas Price of such mmBtu of Gas shall mean the Actual Cost to procure and make available that mmBtu of Gas at the relevant Gas
Delivery Point, divided by one mmBtu.

         "Gas Procurement Fee" means (a) for any month through and including December 2000, $0.07/mmBtu, and (b) for any month in any subsequent calendar year, the product of (i) the Gas Procurement Fee in effect during the immediately preceding calendar year, multiplied by (ii) a fraction (but if such fraction is less than one, it shall be deemed to be one), the numerator of which is the Inflation Index for December of the immediately preceding calendar year (the "Prior Year") and the denominator of which is the Inflation Index for December of the calendar year immediately preceding the Prior Year.

         "Good Electrical Practice" means, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the northeast United States at such time or (b) with respect to any matter to which
(a) does not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Good Electrical Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Bodies of competent jurisdiction.

         "Governmental Body" means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

         "Grid" means the electric transmission system of a Transmission
          Provider.

         "Indemnified Party" has the meaning given such term in Section 15.1.

         "Indemnifying Party" has the meaning given such term in Section 15.1.





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         "Indicative Market Price" means the arithmetic mean, for the applicable electricity or natural gas market, disregarding the highest value and lowest value, of the relevant quotations for the applicable commodity on the same terms and conditions from at least two Reference Market Makers.

         "Inflation Index" means the Consumer Price Index for All Urban Consumers (CPI-U) as published by the Bureau of Labor Statistics of the United States Department of Labor.

         "Installed Capacity" means, for each Facility, the summer rated Capacity of that Facility available to the Company that has an ownership interest in, leases or operates that Facility as set forth in, or as may be adjusted in accordance with or incorporated into, Appendix A.

         "Law" means any constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, Permit or other applicable legislative or administrative action of any Governmental Body.

         "Management Committee" means the management committee of each Company.

         "mmBtu" means million Btus.

         "MW" means megawatt.

         "MWh" means megawatt-hour.

         "NERC" means the North American Electric Reliability Council or any successor thereto.

         "Non-Company Power Sales Level" means for a period of time an amount equal to the MWh-weighted average gross sales price (expressed in $/MWh) of all sales made by RES to third parties of Comparable Products with respect to such period of time, other than those sales arranged by RES on behalf of the Companies under this Agreement.

         "Non-Paying Party" has the meaning given such term in Section 10.6.

         "Non-Performing Party" has the meaning given such term in Section 11.

         "Notice of Intent to Terminate" has the meaning given such term in
Section 12.3.

         "Outage" means, in respect of a Unit, an interruption of the Unit's Energy production capability that affects the Unit's ability to provide Capacity, Energy or Ancillary Services.

         "Participation Agreement" means each of the three Participation Agreements dated as of August 24, 2000 among Reliant Energy Mid-Atlantic Power Holdings LLC, as Facility Lessee, Wilmington Trust Company, not in its individual capacity (except as expressly provided therein) but solely as Lessor Manager, Bankers Trust Company, not in its individual capacity (except as expressly provided therein) but solely as Lease Indenture Trustee and Pass Through Trustee, and specified other entities, as Owner Lessor and Owner Participant, as amended or modified from time to time.



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         "Party" and "Parties" have the meanings given such terms in the first paragraph of this Agreement.

         "Paying Party" has the meaning given such term in Section 10.6.

         "Permit" means any permit, license, approval, consent, waiver, variance, franchise, authorization or other requirement in connection with the Facilities or the Companies required from any Governmental Body under applicable Law.

         "Person" means any individual, partnership, corporation, limited liability company, association, business, trust, Governmental Body or other entity.

         "PJM Control Area" means the control area recognized by NERC as the PJM Control Area.

         "Power Marketing Fee" means (a) for any month through and including December 2000, $291,667, and (b) for any month in any subsequent calendar year, the product of (i) the Power Marketing Fee in effect during the immediately preceding calendar year, multiplied by (ii) a fraction (but if such fraction is less than one, it shall be deemed to be one), the numerator of which is the Inflation Index for December of the immediately preceding calendar year (the "Prior Year") and the denominator of which is the Inflation Index for December of the calendar year immediately preceding the Prior Year.

         "Power Marketing Guidelines" means the power marketing provided to RES pursuant to Section 5.3, including any revisions made to those power marketing guidelines pursuant Section 5.3.

         "Power Marketing Payment" or "PMP" has the meaning given to such term in Section 5.2.

         "Power Purchaser" means a purchaser of Capacity, Energy or Ancillary Services from the Facilities. For the avoidance of doubt, a purchaser under the Transition Power Purchase Agreements constitutes a "Power Purchaser."

         "Power Sales Arrangement" means an agreement or other arrangement with a Power Purchaser made by RES pursuant to this Agreement for the purchase of Capacity, Energy or Ancillary Services from the Facilities. For the avoidance of doubt, the Transition Power Purchase Agreements do not constitute "Power Sales Arrangements."

         "Procured Coal" means, for each Company in a month, the total quantity of Coal (expressed in tons) procured during that month by RES for delivery to the Coal Delivery Points of the Company's Facilities.

         "Procured Emissions Allowances" means, for each Company in a month, the total quantity of Emissions Allowances (expressed in tons) procured during that month by RES for the Company's Facilities.




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         "Procured Fuel Oil" means, for each Company in a month, the total quantity of Fuel Oil (expressed in mmBtu) procured during that month by RES for delivery to the Fuel Oil Delivery Points of the Company's Facilities.

         "Procured Gas" means, for each Company in a month, the total quantity of Gas (expressed in mmBtu) procured during that month by RES for delivery to the Gas Delivery Points of the Company's Facilities.

         "Reference Market Makers" means leading reputable dealers in the relevant electricity or Gas market, selected in good faith by RES.

         "RES" has the meaning given such term in the first paragraph of this Agreement.

         "RES Related Persons" means RES and its Affiliates and their respective agents, representatives, contractors and subcontractors and the partners, members, participants, principals, shareholders, directors, trustees, officers and employees of each of them; provided, however, that RES Related Persons shall not include the Companies.

         "Scheduled Outage" means, in respect of a Unit, a planned Outage of that Unit that has been scheduled at least 15 days in advance by the Company that has an ownership interest in the Facility and is for inspection, testing, maintenance, repairs or replacement.

         "Service" means each of the following sets of services being provided by RES pursuant to, and in accordance with, this Agreement: Coal procurement, Emissions Allowance procurement, Fuel Oil procurement, Gas procurement and power marketing.

         "Tax" means any (a) income, ad valorem, property, occupation, severance, production, extraction, first use, conservation, Btu or Energy, gathering, transport, pipeline, utility, gross receipts, municipal usage or easement, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, stamp and other or new tax, (b) fee (including documentation, license and registry fees), (c) charge, (d) license,
(e) levy, (f) duty, (g) permit, (h) assessment or (i) withholding of any type, in each case, as may be imposed, collected or established by any Governmental Body, together with any penalty, fine, surcharge, increase or interest on any of the foregoing that may be imposed, collected or established by any Governmental Body.

         "Term" has the meaning given such term in Section 2.

         "Termination for Default Date" means, in respect of a Termination for Default Notice, the later of (a) the date specified in that Termination for Default Notice and (b) the date of receipt of that Termination for Default Notice by all Parties to which that Termination for Default Notice is required to be delivered in accordance with Section 12.3.

         "Termination for Default Notice" has the meaning given such term in
Section 12.3.



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         "Transition Power Purchase Agreement" means each of the (a) Amended and
Restated Power Purchase Agreement by and between Sithe Energies, Inc., Sithe New Jersey Holdings LLC, Sithe Power Marketing, L.P. and Jersey Central Power &
Light Company dated November 24, 1999, (b) Amended and Restated Power Purchase Agreement by and between Sithe Energies, Inc., Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe Power Marketing, L.P. and Pennsylvania Electric Company dated November 24, 1999 and (c) Amended and Restated Power Purchase Agreement by and between Sithe Energies, Inc., Sithe Pennsylvania Holdings LLC, Sithe Power Marketing, L.P. and Metropolitan Edison Company dated November 24, 1999, in each case, as amended.

         "Transmission Provider" means, in respect of each Facility, the Person(s) that provide(s) electric transmission services at that Facility's Energy Delivery Point.

         "Units" means the electric generating units of the Facilities.

         "Unscheduled Outage" means, in respect of a Unit, any Outage of that Unit that is not a Scheduled Outage.

         1.2 Rules of Construction. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter and vice versa. The terms "include," "includes" and "including" shall be deemed to be followed by the words "without limitation." The word "month" shall mean "calendar month" unless otherwise specified. Each reference to a Section or Appendix shall be a reference to a Section of, or Appendix to, this Agreement unless otherwise specified. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. A reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made. Section titles are for the convenience of the Parties and have no effect on the meaning of this Agreement. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         1.3 Consents. Wherever the consent or approval of any Party is required under this Agreement, such consent or approval shall not be unreasonably withheld, unless this Agreement provides that such consent or approval is to be given by such Party at its sole or absolute discretion or is otherwise qualified.


                                    SECTION 2
                                TERM OF AGREEMENT

         This Agreement shall become effective when executed by all Parties. Unless otherwise terminated pursuant to its terms, this Agreement shall continue to be in effect until the 30th anniversary of its execution by all Parties (such period of effectiveness, the "Term").





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                                    SECTION 3
                              COMMODITY PROCUREMENT

         3.1 Gas.

                  3.1.1 Procurement. Subject to the terms and conditions of this Agreement, RES shall use commercially reasonable efforts to procure on behalf of each Company the Gas requested by that Company to be delivered to the Gas Delivery Point(s). The gas payment (the "Gas Payment" or "GP") to be made by each Company to RES in respect of a month shall be calculated in accordance with the following formula:

                                    [FORMULA]

         where:

         n means the total number of mmBtus of Procured Gas for the Company in the month.

         i means each mmBtu of Procured Gas for the Company in the month.

         GPRi means the Gas Price in respect of mmBtu of Gas i multiplied by one mmBtu.

         GPF means the Gas Procurement Fee for the month.

         UGQ means the total number of mmBtus of Procured Gas for the Company in the month that is consumed at the Company's Facilities during the month.

         Each Company shall pay its Gas Payment each month in accordance with, and subject to, Section 10.

                  3.1.2 Remarketing. Upon the reasonable request of any Company, RES shall use commercially reasonable efforts to assist that Company to resell to third parties Gas procured for that Company by RES.

         3.2 Coal. Effective upon notice from all of the Companies to RES that RES's coal procurement obligations under this Agreement are to enter into effect and subject to the terms and conditions of this Agreement, RES shall use commercially reasonable efforts to procure on behalf of each Company the Coal requested by that Company to be delivered to the Coal Delivery Point(s). The coal payment (the "Coal Payment" or "CP") to be made by each Company to RES in respect of a month shall be calculated in accordance with the following formula:

                               CP=CC+[CPF X CS]

where:



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CC means the Actual Cost of procuring the Procured Coal for delivery at the relevant Coal Delivery Points for the Company in the month.

CPF means the Coal Procurement Fee for the month; provided, however, that, in the case of any month for which RES's coal procurement obligations were not in effect for the entire month, CPF shall mean a pro-rated portion of the Coal Procurement Fee based on the number of days in that month during which RES's coal procurement obligations were in effect.

CS means the Company Share for the Company.

Each Company shall pay its Coal Payment each month in accordance with, and subject to, Section 10.

         3.3      Fuel Oil.

                  3.3.1 Procurement. Subject to the terms and conditions of this Agreement, RES shall use commercially reasonable efforts to procure on behalf of each Company the Fuel Oil requested by that Company to be delivered to the Fuel Oil Delivery Point(s). The fuel oil payment (the "Fuel Oil Payment" or "FOP") to be made by each Company to RES in respect of a month shall be calculated in accordance with the following formula:

                             FOP=FOC+[FOPF X PFOQ]

         where:

         FOC means the Actual Cost of procuring the Procured Fuel Oil for delivery at the relevant Fuel Oil Delivery Points for the Company in the month.

         FOPF means the Fuel Oil Procurement Fee for the month.

         PFOQ means the sum of (a) the total number of mmBtus of Procured Fuel Oil for the Company in the month that is consumed at the Company's Facilities during the month and the (b) the total number of mmBtus of Procured Fuel Oil for the Company in previous months that is consumed at the Company's Facilities during the month.

         Each Company shall pay its Fuel Oil Payment each month in accordance with, and subject to, Section 10.

                  3.3.2 Remarketing. Upon the reasonable request of any Company, RES shall use commercially reasonable efforts to assist that Company to resell to third parties Fuel Oil procured for that Company by RES.

         3.4      Emissions Allowances.

                  3.4.1 Procurement. Subject to the terms and conditions of this Agreement, RES shall use commercially reasonable efforts to procure on behalf of each Company the




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         Emissions Allowances requested by that Company. The emissions allowance payment (the "Emissions Allowance Payment" or "EAP") to be made by each Company to RES in respect of a month shall be calculated in accordance with the following formula:

                              EAP=EAC+[EAPF X CS]

         where:

         EAC means the Actual Cost of procuring the Procured Emissions Allowances for the Company in the month.

         EAPF means the Emissions Allowance Procurement Fee for the month; provided, however, that, in the case of any month for which RES's emissions allowance procurement obligations were not in effect for the entire month, EAPF shall mean a pro-rated portion of the Emissions Allowance Procurement Fee based on the number of days in that month during which RES's emissions allowance procurement obligations were in effect.

         CS means the Company Share for the Company.

         Each Company shall pay its Emissions Allowance Payment each month in accordance with, and subject to, Section 10.

                  3.4.2 Remarketing. Upon the reasonable request of any Company, RES shall use commercially reasonable efforts to assist that Company to resell to third parties Emissions Allowances procured for that Company by RES.

         3.5 Procurement and Administration Obligations. In procuring a Commodity on behalf of a Company, RES shall not violate the guidelines and restrictions specified in the Commodity Procurement Guidelines except to the extent authorized by the applicable Company or Companies; provided, however, that RES shall have no obligation to procure a Commodity to the extent that, using commercially reasonable efforts, the Commodity requested is not available within the guidelines and restrictions specified in the Commodity Procurement Guidelines. In procuring a Commodity on behalf of a Company hereunder, RES shall have the option to (a) execute and administer Commodity Supply Arrangements on behalf of that Company in the capacity of agent for that Company (in which case, that Company may be directly responsible to the Commodity Suppliers for the obligations and liabilities under those Commodity Supply Arrangements) or (b) enter directly into Commodity Supply Arrangements with Commodity Suppliers to purchase the required Commodity and then resell amounts of the purchased Commodity to the Company.


                                    SECTION 4
            COMMODITY PROCUREMENT GUIDELINES; REQUESTS FOR COMMODITY

         4.1 Commodity Procurement Guidelines. On the first day of the Term, the Companies shall provide to RES Commodity Procurement Guidelines that shall be effective for the





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remainder of the Term; provided, however, that the Companies shall be entitled to revise the Commodity Procurement Guidelines upon prior notice from all Companies to RES, in which case the Commodity Procurement Guidelines, as revised, shall be in effect for the remainder of the Term or until the Companies further revise those Commodity Procurement Guidelines in accordance with this
Section 4.1. The Commodity Procurement Guidelines shall set forth general guidelines regarding the characteristics of Commodity Suppliers, as well as transaction types (including hedges), payment terms and lengths of Commodity Supply Arrangements, that are acceptable to the Companies. The Commodity Procurement Guidelines and all changes thereto shall be approved by the Management Committees.

         4.2 Communicating Requests for Commodities. Each Company shall have the right to request delivery of Commodities to it by RES in accordance with the terms and conditions of this Agreement, provided that such request shall be made in sufficient time so as to provide RES the opportunity, using commercially reasonable efforts, to procure, schedule and deliver the requested Commodities. Each Company may make such request orally or in writing through its authorized representative by either a telephone conversation or a facsimile; provided, however, that Reliant Energy Mid-Atlantic Power Holdings LLC may make requests for Fuel Oil for the Keystone and Conemaugh stations through an authorized representative of Reliant Energy Northeast Management Company. The Parties' telephone and facsimile numbers to be used in connection with communications of requests for commodities shall be as set forth in Section 18.

         4.3 Methods of Communication. The Parties consent without further notice to the recording of any and all conversations on the telephone lines used for communicating requests and instructions related to the Services performed by RES under this Agreement (including communications pursuant to this Section 4 and to Section 6). The contents of such recordings may be introduced into evidence and all objections to the introduction of those contents into evidence based on principles of Statutes of Fraud or the Parol Evidence Rule are hereby waived.


                                    SECTION 5
                                 POWER MARKETING

         5.1 Power Marketing Obligations. RES shall market on behalf of each Company the Capacity, Energy and Ancillary Services of that Company's Facilities that the Company is entitled to market, subject to the Transition Power Purchase Agreements and the terms and conditions of this Agreement. RES shall maintain separate books and records for accounting purposes of those Power Sales Arrangements entered into by it on behalf of the Companies. In marketing on behalf of a Company the Capacity, Energy and Ancillary Services of that Company's Facilities, RES shall not violate the guidelines and restrictions specified in the Power Marketing Guidelines except to the extent authorized by the applicable Company or Companies; provided, however, that RES shall have no obligation to market on behalf of a Company the Capacity, Energy and Ancillary Services of that Company's Facilities to the extent that, using commercially reasonable efforts, that Capacity, Energy or Ancillary Services cannot be marketed within the guidelines and restrictions specified in the Power Marketing Guidelines. In marketing on behalf of a Company the Capacity, Energy and Ancillary Services of that Company's Facilities, RES shall have the option to
(a) execute and administer Power Sales Arrangements on behalf of that Company in the capacity of agent for that Company (in which case, that Company may be directly responsible to the Power Purchasers for the obligations and liabilities under




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those Power Sales Arrangements) or (b) enter directly into Power Sales
Arrangements with Power Purchasers to sell amounts of Capacity, Energy and/or Ancillary Services available from the Facilities.

         5.2 Payments relating to Power Marketing Service. Each Company shall pay to RES in respect of each month that Company's Power Marketing Payment and the Actual Power Sales Costs relating to that Company's Facilities for that month. RES shall cause to be paid to that Company in respect of each month the Actual Power Sales Proceeds of its Facilities for that month (without duplication of any payment that may have previously been made by Power Purchasers directly to that Company). The power marketing payment (the "Power Marketing Payment" or "PMP") to be made by each Company to RES in respect of a month shall be calculated in accordance with the following formula:

                                  PMP=PMF X CS

where:

PMF means the Power Marketing Fee for the month; provided, however, that, in the case of any month for which RES's power marketing obligations were not in effect for the entire month, PMF shall mean a pro-rated portion of the Power Marketing Fee based on the number of days in that month for which RES's power marketing obligations were in effect.

CS means the Company Share for the Company.

Each Company and RES shall make the payments required by this Section 5.2 each month in accordance with, and subject to, Section 10.

         5.3 Power Marketing Guidelines. On the first day of the Term, the Companies shall provide to RES Power Marketing Guidelines that shall be effective for the remainder of the Term; provided, however, that the Companies shall be entitled to revise the Power Marketing Guidelines upon prior notice from all Companies to RES, in which case the Power Marketing Guidelines, as revised, shall be in effect for the remainder of the Term or until the Companies further revise those Power Marketing Guidelines in accordance with this Section
5.3. The Power Marketing Guidelines shall set forth general guidelines regarding the characteristics of Commodity Suppliers, as well as transaction types (including hedges), payment terms and lengths of Power Sales Arrangements, that are acceptable to the Companies. In addition, the Power Marketing Guidelines shall provide that RES shall receive approval from the Management Committee prior to entering into on behalf of a Company any transaction that meets all three of the following criteria: (a) a term of more than 3 years, (b) the sale of more than 250 MWs, and (c) a notional value of more than $150,000,000. The Power Marketing Guidelines and all changes thereto shall be approved by the Management Committees.



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                                    SECTION 6
                             DISPATCH AND SCHEDULING

         6.1 Dispatch Rights. RES shall have the right to dispatch each Facility (other than the Keystone and Conemaugh stations) for any amount of Energy and/or Ancillary Services during any and every hour of the day to fulfill its obligations under this Agreement, subject to the technical limitations of that Facility. Notwithstanding the foregoing, RES shall use commercially reasonable efforts not to dispatch a Unit to the extent that Unit cannot respond to RES's dispatch request as a result of an Outage. If RES dispatches a Unit that cannot respond to RES's dispatch request as a result of an Outage, the Company that has an ownership interest in that Unit shall not be obligated to respond to that dispatch request to the extent that the Unit cannot respond to that dispatch request as a result of the Outage.

         6.2 Communications. The scheduling and dispatch communications described in this Section 6 shall be effectuated by either a telephone conversation or a facsimile. The Parties' telephone and facsimile numbers to be used in connection with scheduling and dispatch communications shall be as set forth in Section 18.


                                    SECTION 7
                                 OUTAGES; ACCESS

         7.1 Scheduled Outages. On the first day of the first Contract Year and no later than 60 days prior to the beginning of each Contract Year after the first Contract Year, each Company shall provide RES with a proposed schedule of Scheduled Outages for each of the Company's Units. That schedule shall be based on Good Electrical Practice and manufacturers' recommendations. Each Company shall advise RES promptly in the event the Company expects to deviate from the Scheduled Outage schedule provided to RES. During each Scheduled Outage, the relevant Company shall keep RES apprised of the status of the affected Facility and the expected duration of the Scheduled Outage. Each Company shall use reasonable efforts to coordinate Scheduled Outages with RES. Notwithstanding the foregoing, in the case of each of the Keystone and Conemaugh stations, the relevant Company shall be obligated to provide to RES only the information provided to that Company by the operator or other Person responsible for the Scheduled Outages of the Units at those stations and the second and penultimate sentence of this Section 7.1 shall not apply.

         7.2 Unscheduled Outages. Each Company shall promptly notify RES of any Unscheduled Outages of the Company's Units. Each Company shall provide RES with an estimate of the cause, duration and scope of each Unscheduled Outage of the Company's Units. In addition, each Company shall communicate to RES the proposed corrective action and estimated duration of each Unscheduled Outage of the Company's Units. Each Company shall promptly advise RES of any change in status of any of the foregoing and when and to what extent the affected Unit is available for dispatch. Each Company shall use diligent efforts to correct each Unscheduled Outage of the Company's Units. Notwithstanding the foregoing, in the case of each of the Keystone and Conemaugh stations, the relevant Company shall be obligated to provide to RES only the information provided to that Company by the operator or other Person responsible for the Unscheduled Outages of the Units at those stations and the penultimate sentence of this Section 7.2 shall not apply.






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                                    SECTION 8
                                  RISK OF LOSS

         The Companies shall, except to the extent resulting from the fraud or intentional tort by RES, bear all risk of loss and otherwise be responsible for any and all occurrences with respect to Commodities procured by RES pursuant to this Agreement upon and after that risk of loss and responsibility passes from the relevant Commodity Supplier(s) under the relevant Commodity Supply Arrangement(s). The Companies shall, except to the extent resulting from the fraud or intentional tort by RES, bear all risk of loss and otherwise be responsible for any and all occurrences with respect to Capacity, Energy and Ancillary Services marketed by RES pursuant to this Agreement until that risk of loss and responsibility passes to the relevant Power Purchaser(s) under the relevant Power Sales Arrangement(s).


                                    SECTION 9
                                EARLY TERMINATION

         Notwithstanding anything to the contrary in this Agreement, any Party shall have the unconditional right, at its sole discretion, to terminate this Agreement in respect of all Services or a particular Service or particular Services at any time by providing six months' prior notice to each Party to which the termination shall apply. (For the avoidance of doubt, each Company shall be entitled to deliver a notice of termination pursuant to this Section 9 only to RES.) The notice of termination delivered pursuant to this Section 9 shall specify the Service or Services to which the termination shall apply, the date as of which the termination shall apply and, in the case of a notice of termination delivered by RES, the Company or Companies to which the termination shall apply.

         9.1      Notice of Termination by a Company.

                  9.1.1 Termination in respect of All Services. If any Company provides to RES notice of termination of this Agreement in respect of all Services in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety in respect of that Company but continue in full force and effect with respect to all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Early Termination Date.

                  9.1.2 Termination in respect of a Particular Service or Particular Services. If any Company provides to RES notice of termination of this Agreement only in respect of a particular Service or particular Services in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to that Company but continue in full force and effect with respect to all other Services to that Company that were being provided by RES to that Company prior to the corresponding Early Termination Date and all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Early Termination Date.




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         9.2      Notice of Termination by RES.

                  9.2.1 Termination in respect of All Services to All Companies. If RES provides to all Companies notice of termination of this Agreement in respect of all Services to all Companies in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety.

                  9.2.2 Termination in respect of All Services to at Least One but not All Companies. If RES provides to at least one but not all Companies notice of termination in respect of all Services to that Company or those Companies in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in its entirety in respect of the specified Company or Companies but continue in full force and effect with respect to all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Early Termination Date.

                  9.2.3 Termination only in respect of a Particular Service or Particular Services to All Companies. If RES provides to all Companies notice of termination only in respect of a particular Service or particular Services to all Companies in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to all Companies but continue in full force and effect with respect to all other Services to all Companies that were being provided by RES to those Companies prior to the corresponding Early Termination Date.

                  9.2.4 Termination in respect of a Particular Service or Particular Services to at Least One but not All Companies. If RES provides to at least one but not all Companies notice of termination only in respect of a particular Service or particular Services to that Company or those Companies in accordance with this Section 9, this Agreement shall, on the corresponding Early Termination Date, terminate in respect of that Service or those Services to the specified Company or Companies but continue in full force and effect with respect to all other Services to the specified Company or Companies that were being provided by RES to that Company or those Companies prior to the corresponding Early Termination Date and all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Early Termination Date.

No Party shall have any liability or obligation to the other Parties arising out of a termination of this Agreement in whole or in part in accordance with this
Section 9. Notwithstanding the foregoing and subject to Sections 12.4, 15.2, 15.3, 15.4 and 15.5, termination of this Agreement in whole or in part in accordance with this Section 9 does not relieve the Parties of any liability or obligation for amounts owing in respect of the period prior to that termination.


                                   SECTION 10
                                METHOD OF PAYMENT

         10.1 Invoicing and Payment. In each month commencing with the second month of the Term and continuing until the month following the end of the Term, RES shall submit to each Company, on or before the tenth Business Day of the month, an invoice as described in Section 10.2. Subject to Sections 10.4 and
10.8 and in accordance with Section 10.6, each Company shall





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pay such invoice within 20 days of its receipt of such invoice. Such payment shall be made in Dollars by wire transfer of immediately available funds to RES at the account specified in Section 18.1 or any other account that RES shall direct in a notice to the relevant Company at least ten Business Days prior to the date such payment is due.

         10.2 Monthly Invoices. The monthly invoice to each Company shall indicate, for the immediately preceding month, the amount and calculation of the Gas Payment, Coal Payment, Fuel Oil Payment, Emissions Allowance Payment, Power Marketing Payment, Actual Power Sales Costs, Actual Power Sales Proceeds, any other amounts owing by that Company to RES or RES to that Company in respect of this Agreement and the net amount owing determined in accordance with Section 10.6, in each case, whether or not all or any portion is due as a result of
Section 10.8. In addition, each monthly invoice shall state, for the immediately preceding 12-month period, the Company Power Sales Level and Non-Company Power Sales Level.

         10.3 Late Payments. Any amount due from either Party hereunder not paid in full on or before the date such payment is due will incur a delayed payment charge on the unpaid amount from the original due date until the date paid at an annual rate equal to the prime rate of Chase Bank of Texas, N.A. or any successor institution in effect from time to time plus one percent, prorated by days, but not to exceed the maximum lawful rate.

         10.4 Billing Disputes. In the event of any dispute as to all or any portion of any monthly invoice, the disputing Company shall give notice of the dispute to RES and shall nevertheless pay the full amount of the charges not subject to the dispute when due. Such notice shall state the amount involved in the dispute and set forth a full statement of the grounds on which such dispute is based. RES shall give all due and prompt consideration to any such dispute and shall advise the disputing Company with regard to RES's position relative thereto no later than 30 days following receipt of notice of the dispute. Upon final determination (whether by agreement, adjudication or otherwise) of the dispute:

                  10.4.1 if any monies are due from the disputing Company with respect to the amount in dispute, that Company shall pay or reimburse those monies, together with interest at the rate specified in Section
         10.3 from the original due date (or the original payment date in the case of a reimbursement) until the date paid or reimbursed, no later than 15 Business Days following such final determination; or

                  10.4.2 if any monies are due from RES with respect to the amount in dispute, RES shall pay or reimburse those monies, together with interest at the rate specified in Section 10.3 from the original due date (or the original payment date in the case of a reimbursement) until the date paid or reimbursed, no later than 15 Business Days following such final determination.

         10.5 Audits. Each Party shall provide or cause to be provided all information that any other Party may reasonably request to substantiate all invoices, adjustments and claims under this Agreement. Each Party shall, upon reasonable notice, have the right to audit, and each other Party shall make or cause to be made available any and all books and records of that other Party or its agents that relate to and are reasonably necessary for verification of charges and costs




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included in invoices rendered under this Agreement. Upon reasonable request, a
Party being audited will be entitled to review the complete audit report and any supporting materials.

         10.6 Offset and Netting. The Parties shall discharge their obligations to pay through netting, so that the Party owing the greater aggregate amount (the "Paying Party") shall pay to the other Party (the "Non-Paying Party") the difference between the amount owed by the Paying Party and the amount owed by the Non-Paying Party. Subject to Sections 12.4, 15.2, 15.3, 15.4 and 15.5, each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses that such Party has or may be entitled to arising from or out of this Agreement. Subject to Sections 12.4, 15.2, 15.3, 15.4 and 15.5, all outstanding obligations to make payments under this Agreement may be offset against each other, set-off or recouped from one another.

         10.7 Taxes. Each Company shall pay all sales, use and other Taxes (excluding income taxes incurred by RES) and fees, if any, that may now or hereafter apply to the purchase, sale or use of Commodities for or in connection with that Company's Facilities or the purchase, sale or marketing of Capacity, Energy and Ancillary Services from or in connection with that Company's Facilities under this Agreement. In the event RES, on behalf of any Company, pays any Taxes or fees that are the responsibility of that Company under this Agreement, the amount so paid shall be added to the next monthly invoice submitted by RES to that Company under this Section 10, and that Company shall pay such amount in accordance with this Section 10. Upon the reasonable request of any Company, RES shall provide documents relating to Taxes or fees invoiced pursuant to this Section 10.7.

         10.8 Subordination. Except to the extent set forth in the penultimate sentence of this Section 10.8, the Fees shall be due and paid to RES by a Company only when and to the extent such Company is permitted to pay those amounts as a "Restricted Payment" (as that term is defined in Appendix A to the relevant Participation Agreement) under the Operative Documents (as that term is defined in Appendix A to the relevant Participation Agreement) with all unpaid amounts accumulated until payment is permitted under this Section 10.8. The parties to each Participation Agreement shall be third-party beneficiaries of this provision. For purposes of Sections 10.3 and 10.4 only, the Fees shall be deemed due whenever those amounts would have been due but for the provisions of this Section 10.8. For the avoidance of doubt, this Section 10.8 shall not restrict the payment of any amount payable by any Party other than the Fees.


                                   SECTION 11
                                  FORCE MAJEURE

       No Party shall be responsible, liable or deemed in breach of this Agreement for any delay or failure in the performance of its respective obligations under this Agreement (such Party referred to herein as the "Non-Performing Party") to the extent such delay or failure is due to the existence of Force Majeure. In the event of Force Majeure:

         11.1 the Non-Performing Party shall promptly give the other Parties notice (no later than 24 hours after learning of the Force Majeure) and shall provide the other Parties details of the Force Majeure within two days after learning of the Force Majeure;




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         11.2 the suspension of performance shall be of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure;

         11.3 the Non-Performing Party shall use diligent efforts to remedy its inability to perform; and

         11.4 when the Non-Performing Party is able to resume performance of its obligations under this Agreement, the Non-Performing Party shall promptly give the other Parties notice to that effect.


                                   SECTION 12
                                EVENTS OF DEFAULT

         12.1 Events of Default of RES. An Event of Default shall be deemed to have occurred with respect to RES upon the occurrence and during the continuance of any of the following events:

                  12.1.1 Bankruptcy of RES;

                  12.1.2 RES fails to pay any undisputed amount when due under this Agreement within 30 days after receiving notice of such failure from the Company or Companies to which the unpaid amount is due;

                  12.1.3 RES fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than payment obligations, which are specifically addressed in Section 12.1.2) and such failure or breach continues unremedied for a period of 30 days after receiving notice of such failure or breach from the Company or Companies affected by such failure or breach;

                  12.1.4 Any representation or warranty made by RES herein shall have been false when made and such misrepresentation has had or could reasonably be expected to have a material adverse effect on any Company; or

                  12.1.5 The Company Power Sales Level is less than 85% of the Non-Company Power Sales Level for the full 12-month period immediately preceding the time of determination.

         12.2 Event of Default of a Company. An Event of Default shall be deemed to have occurred with respect to a Company upon the occurrence and during the continuance of any of the following events:

                  12.2.1 Bankruptcy of that Company;

                  12.2.2 that Company fails to pay any undisputed amount when due under this Agreement within 30 days after receiving notice of such failure from RES;

                  12.2.3 that Company fails to perform or observe any of its material obligations or covenants hereunder or otherwise is in material breach of this Agreement (other than



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         payment obligations, which are specifically addressed in Section
         12.2.2) and such failure or breach continues unremedied for a period of 30 days after receiving notice of such failure or breach from RES; or

                  12.2.4 Any representation or warranty made by that Company herein shall have been false when made and such misrepresentation has had or could reasonably be expected to have a material adverse effect on RES.

         12.3 Notice of Intent to Terminate. Upon the occurrence and during the continuation of any Event of Default, each Party not in default but affected by the Event of Default (for the avoidance of doubt, no Company shall be entitled to deliver a Notice of Intent to Terminate unless there exists an Event of Default by RES) shall have the right to deliver to the defaulting Party or Parties a notice of intent to terminate this Agreement with respect to any or all Services ("Notice of Intent to Terminate"). The Notice of Intent to Terminate shall specify the Event of Default giving rise to such Notice of Intent to Terminate, the Service or Services being terminated and, in the case of a Notice of Intent to Terminate given by RES, the Company or Companies in default. Except in the case of the Events of Default specified in Sections 12.1.1, 12.2.1 and 12.1.5, the Parties affected (the defaulting Party or Parties and the Party giving the Notice of Intent to Terminate) shall, following the giving of a Notice of Intent to Terminate, consult for a period of up to 30 days as to what steps shall be taken. In the case of an Event of Default other than the ones specified in Sections 12.1.1, 12.2.1 and 12.1.5, upon expiration of the 30-day period and unless the Parties affected shall have otherwise mutually agreed on a remedy or the Party in default shall have cured the Event of Default and, in the case of the Events of Default specified in Sections 12.1.1 and 12.2.1, concurrently with the Notice of Intent to Terminate, and, in the case of the Event of Default specified in Section 12.1.5, upon expiration of the 90-day period beginning from the giving of the Notice of Intent to Terminate, the Party having given a Notice of Intent to Terminate may, by giving notice thereof to the defaulting Party or Parties (the "Termination for Default Notice"), (a) in the case of a Termination for Default Notice given by a Company, terminate this Agreement with respect to the Service or Services specified in the Notice of Intent to Terminate being provided by RES to that Company, or (b) in the case of a Termination for Default Notice given by RES, terminate this Agreement with respect to the Service or Services specified in the Notice of Intent to Terminate being provided by RES to the defaulting Company or Companies specified in the Notice of Intent to Terminate. The Termination for Default Notice shall specify the date as of which the termination shall apply.

                  12.3.1 Termination for Default Notice by a Company.

                           (i) Termination for Default Notice in respect of All
                  Services. If any Company provides to RES a Termination for Default Notice in respect of all Services, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety in respect of that Company but continue in full force and effect with respect to all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Termination for Default Date.




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                           (ii) Termination for Default Notice in respect of a
                  Particular Service or Particular Services. If any Company provides to RES a Termination for Default Notice only in respect of a particular Service or particular Services, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to that Company but continue in full force and effect with respect to all other Services to that Company that were being provided by RES to that Company prior to the corresponding Termination for Default Date and all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Termination for Default Date.

                  12.3.2 Termination for Default Notice by RES.

                           (i) Termination for Default Notice in respect of All
                  Services to All Companies. If RES provides to all Companies a Termination for Default Notice in respect of all Services to all Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety.

                           (ii) Termination for Default Notice in respect of All
                  Services to at Least One but not All Companies. If RES provides to at least one but not all Companies a Termination for Default Notice in respect of all Services to that Company or those Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in its entirety in respect of the specified Company or Companies but continue in full force and effect with respect to all Services to all other Companies that were being provided by RES to those Companies prior to the corresponding Termination for Default Date.

                           (iii) Termination for Default Notice in respect of a
                  Particular Service or Particular Services to All Companies. If RES provides to all Companies a Termination for Default Notice only in respect of a particular Service or particular Services to all Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to all Companies but continue in full force and effect with respect to all other Services to all Companies that were being provided by RES to those Companies prior to the corresponding Termination for Default Date.

                           (iv) Termination for Default Notice in respect of a
                  Particular Service or Particular Services to at Least One but not All Companies. If RES provides to at least one but not all Companies a Termination for Default Notice only in respect of a particular Service or particular Services to that Company or those Companies, this Agreement shall, on the corresponding Termination for Default Date, terminate in respect of that Service or those Services to the specified Company or Companies but continue in full force and effect with respect to all other Services to the specified Company or Companies that were being provided by RES to that Company or those Companies prior to the corresponding Termination for Default Date and all Services to all other Companies that were



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                  being provided by RES to those Companies prior to the
                  corresponding Termination for Default Date.

No Party shall have any liability or obligation to the other Parties arising out of a termination of this Agreement in whole or in part in accordance with this
Section 12.3. Notwithstanding the foregoing and subject to Sections 12.4, 15.2, 15.3, 15.4 and 15.5, termination of this Agreement in whole or in part in accordance with this Section 12.3 shall not relieve the Parties of any liability or obligation for amounts owing in respect of the period prior to that termination.

         12.4 Remedies Cumulative. In addition to its right to terminate this Agreement in whole or in part pursuant to Section 12.3, RES may, in the case of an Event of Default by any Company, (a) withhold any payments due to that Company in respect of this Agreement for so long as the Event of Default is continuing, (b) terminate this Agreement in whole or in part pursuant to Section 9 and (c) pursue any other remedy or remedies available in contract, at law or in equity, including those rights provided in Section 10.6 (provided that no Party shall be entitled to terminate this Agreement except as provided in
Section 9 or Section 12.3). Notwithstanding anything in this Agreement to the contrary, termination pursuant to Section 9 or Section 12.3 shall be each Company's sole remedy and RES's sole liability for default (whether or not an Event of Default) by RES, except in the case of fraud or intentional tort by RES and except that each Company shall be entitled to collect from RES Actual Power Sales Proceeds actually received and held by RES that, after application of relevant offsets, setoffs and nettings in accordance with the terms of this Agreement, are owed to that Company pursuant to Section 5.2.


                                   SECTION 13
                                     WAIVER

         Failure by any Party to exercise any of its rights under this Agreement shall not constitute a waiver of those rights. No Party shall be deemed to have waived any right resulting from any failure to perform by any other Party unless that Party has made such waiver specifically in writing, and no such waiver shall operate as a waiver of any other past or future failure to perform whether of a like or different character.


                                   SECTION 14
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         14.1 Representations and Warranties of each Company. Each Company represents and warrants as to itself as follows:

                           14.1.1 the Company is a limited liability company
                  duly organized and validly existing under the laws of the State of Delaware and is in good standing and is qualified to do business in all jurisdictions in which the nature of the business conducted by the Company makes such qualification necessary and where failure so to qualify can reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;



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                           14.1.2 the Company has full legal right, power and
                  authority to execute, deliver and perform this Agreement;

                           14.1.3 the Company has taken all appropriate and
                  necessary limited liability company action to authorize the execution, delivery and performance of this Agreement;

                           14.1.4 the Company has obtained all consents,
                  approvals, authorizations and permits necessary for the valid execution, delivery and performance of this Agreement;

                           14.1.5 this Agreement has been duly executed by the
                  Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Law or by limitation upon the availability of equitable remedies;

                           14.1.6 the Company is not in violation of any
                  applicable Law promulgated or judgment entered by any Governmental Body, which violation or violations, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                           14.1.7 there are no legal or arbitration proceedings
                  or any proceeding by or before any Governmental Body now pending or, to the best of the Company's knowledge, threatened against the Company, which, if adversely determined, would reasonably be expected to have a material adverse effect upon the Company's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                           14.1.8 the execution, delivery and performance by the
                  Company of this Agreement, the compliance by the Company with the terms and provisions hereof and the carrying out by the Company of the transactions contemplated hereby, (a) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of the organizational documents of the Company and (b) to the best of the Company's knowledge, does not and will not conflict with or result in a breach or violation of any of the terms or provisions of or result in a default under or result in the imposition of any lien upon its properties pursuant to (i) any Law or any order, writ, injunction, judgment or decree by any court or other Governmental Body against the Company or by which the Company or any of its properties is bound or (ii) any loan agreement, indenture, mortgage, note, resolution, bond, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound;

                           14.1.9 the Company is sophisticated and experienced
                  in matters relating to the subject of this Agreement, is acting for its own account, has made its own independent decision to enter into this Agreement and each transaction under this Agreement and as to whether this Agreement and each such transaction is appropriate and proper for it based on its own judgment, is not relying on the advice or recommendations of RES in so


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                  doing, and is capable of assessing the merits of and
                  understanding, and understands and accepts, the terms, conditions and risks of this Agreement and each such transaction;

                           14.1.10 the Company is a "forward contract merchant"
                  within the meaning of the United States Bankruptcy Code;

                           14.1.11 the Company has entered into this Agreement
                  and each transaction under this Agreement in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Commodities and electric power that are the subject of this Agreement and each such transaction; and

                           14.1.12 with respect to each transaction under this
                  Agreement involving the purchase or sale of a Commodity or electric power, it is a producer, processor, commercial user or merchant handling such Commodity or electric power, and it is entering into such transaction for purposes related to its business as such.

                  14.2 Representations and Warranties of RES. RES represents and warrants as follows:

                           14.2.1 RES is a corporation, duly organized and
                  validly existing under the laws of the State of Delaware and is in good standing and is qualified to do business in all jurisdictions in which the nature of the business conducted by RES makes such qualification necessary and where failure so to qualify would reasonably be expected to have a material adverse effect upon RES's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;

                           14.2.2 RES has full legal right, power and authority
                  to execute, deliver and perform this Agreement;

                           14.2.3 RES has taken all appropriate and necessary
                  corporate action to authorize the execution, delivery and performance of this Agreement;

                           14.2.4 RES has obtained all consents, approvals,
                  authorizations and permits necessary for the valid execution, delivery and performance of this Agreement;

                           14.2.5 this Agreement has been duly executed by RES
                  and constitutes a legal, valid and binding obligation of RES, enforceable against RES in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Law or by limitation upon the availability of equitable remedies;

                           14.2.6 RES is not in violation of any applicable Law
                  promulgated or judgment entered by any Governmental Body, which violation or violations, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon RES's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement;


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                           14.2.7 there are no legal or arbitration proceedings
                  or any proceeding by or before any Governmental Body now pending or, to the best of RES's knowledge, threatened against RES, which, if adversely determined, would reasonably be expected to have a material adverse effect upon RES's financial condition, operations, prospects or business or ability to perform its obligations under this Agreement; and

                           14.2.8 the execution, delivery and performance by RES
                  of this Agreement, the compliance by RES with the terms and provisions hereof and the carrying out by RES of the transactions contemplated hereby, (a) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of the organizational documents of RES and
                  (b) to the best of RES's knowledge, does not and will not conflict with or result in a breach or violation of any of the terms or provisions of or result in a default under or result in the imposition of any lien upon its properties pursuant to
                  (i) any Law or any order, writ, injunction, judgment or decree by any court or other Governmental Body against RES or by which RES or any of its properties is bound or (ii) any loan agreement, indenture, mortgage, note, resolution, bond, contract or other agreement or instrument to which RES is a party or by which RES or any of its properties is bound.

         14.3 Warranties Regarding Energy, Capacity and Ancillary Services. Each Company represents and warrants to RES that the Energy, Capacity and Ancillary Services marketed by RES under this Agreement shall be delivered to Power Purchasers in accordance with all applicable Laws, and that Power Purchasers will obtain good title to the Energy, Capacity and Ancillary Services marketed by RES under this Agreement, free and clear of all liens, claims and encumbrances of any nature whatsoever.

         14.4 Acknowledgments. Each Company understands and agrees that (a) in its performance of its obligations under this Agreement, RES is not acting as a commodity pool operator, commodity trading adviser, investment adviser or in any fiduciary capacity with respect to the Companies, (b) RES shall have no obligation hereunder for compliance with any Law or regulation governing the conduct of commodity pool operators, commodity trading advisers, investment advisers or fiduciaries, (c) RES may enter into transactions on its own behalf involving the purchase and sale of the same types of commodities, in the same geographic region, at the same time and with the same counterparties as those it enters into on behalf of the Companies in its capacities as contemplated by this Agreement, and (d) those activities described in (c) above undertaken by RES on its own behalf in no way constitute a breach of, or otherwise modify, any duty or obligation by RES under this Agreement. Each Company hereby acknowledges that, to the extent that RES may act as agent of the Companies as provided in Sections 3.5 and 5.1, RES's role as agent shall be limited to the legal ability to bind the Companies to agreements entered into on behalf of the Companies pursuant to Sections 3.5 and 5.1, and no fiduciary duty or other legal duty or obligation imposed on an agent toward a principal or any other Person shall be imposed on RES by virtue of Sections 3.5 and 5.1 or RES's entry into agreements as agent pursuant thereto. Each of the Companies hereby waives any and all rights that it may otherwise have under applicable Law or legal precedents to make any claims or take any action against RES or any RES Related Person based on any theory of agency, fiduciary duty or other special standard of care.


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         14.5 Warranty Disclaimers. EACH PARTY ACKNOWLEDGES THAT IT HAS ENTERED
INTO THIS AGREEMENT AND IS CONTRACTING TO PROVIDE OR RECEIVE THE SERVICES BASED SOLELY UPON THE EXPRESSED REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND, SUBJECT TO THE MATTERS EXPRESSLY WARRANTED IN THIS AGREEMENT, EACH COMPANY ACCEPTS ALL COMMODITIES PROCURED UNDER THIS AGREEMENT "AS-IS" AND "WITH ALL FAULTS." THE PARTIES NEGATE ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO COMMODITIES PROCURED UNDER THIS AGREEMENT, WHETHER WRITTEN OR ORAL, EXPRESSED OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


                                   SECTION 15
                              LIABILITY OF PARTIES

         15.1 INDEMNITY. EACH COMPANY (EACH, AN "INDEMNIFYING PARTY") SHALL FULLY INDEMNIFY AND DEFEND THE RES RELATED PERSONS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, PENALTIES AND INTEREST, INCLUDING THIRD-PARTY CLAIMS AND REASONABLE ATTORNEYS' FEES ("DAMAGES"), DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, A COMMODITY SUPPLY ARRANGEMENT OR A POWER SALES ARRANGEMENT UNLESS CAUSED SOLELY BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT THE INDEMNIFYING PARTY SHALL HAVE THE SOLE RIGHT TO CONTROL THE DEFENSE OF ANY CLAIM OR ACTION WITH RESPECT TO WHICH IT MAY BE LIABLE TO PROVIDE INDEMNIFICATION PURSUANT TO THIS AGREEMENT, INCLUDING THE SETTLEMENT OR COMPROMISE THEREOF, EXCEPT THAT NO INDEMNIFYING PARTY SHALL SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE PRIOR CONSENT OF THE INDEMNIFIED PARTY.

         15.2 LIMITATION ON DAMAGES. NEITHER ANY PARTY NOR ITS AFFILIATES NOR THEIR RESPECTIVE AGENTS, REPRESENTATIVES, CONTRACTORS OR SUBCONTRACTORS NOR THE PARTNERS, MEMBERS, PARTICIPANTS, PRINCIPALS, REPRESENTATIVES, SHAREHOLDERS, DIRECTORS, TRUSTEES, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS OR ASSIGNS OF ANY OF THEM SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTIES OR THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS OR TRUSTEES OF ANY OF THEM FOR CLAIMS FOR INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY NATURE, ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM PERFORMANCE OR



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NON-PERFORMANCE UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS SECTION 15.2
SHALL NOT APPLY TO THIRD-PARTY CLAIMS IN RESPECT OF WHICH, BUT FOR THIS SECTION 15.2, THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 15.1 WOULD APPLY.

         15.3 LIMITED RECOURSE. NEITHER ANY PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE OF ANY PARTY (OR ANY OFFICER OR DIRECTOR OF ANY THEREOF) NOR ANY PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE OR SUCCESSOR-IN-INTEREST OF SUCH PARTNER, SHAREHOLDER, MEMBER, PARENT COMPANY OR OTHER AFFILIATE (OR ANY OFFICER OR DIRECTOR OF ANY THEREOF) SHALL HAVE ANY PERSONAL LIABILITY OR RESPONSIBILITY FOR, RELATING TO OR IN CONNECTION WITH THAT PARTY'S FAILURE TO PROPERLY PERFORM ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT.

         15.4 Limitation on Remedies. Notwithstanding anything in this Agreement or under applicable Law to the contrary, termination pursuant to Section 9 or
Section 12.3 shall be each Company's sole remedy and RES's sole liability for any non-performance, inadequate performance, faulty performance or other failure or breach by RES under or relating to this Agreement, except in the case of fraud or intentional tort by RES and except that each Company shall be entitled to collect from RES Actual Power Sales Proceeds actually received and held by RES that, after application of relevant offsets, setoffs and nettings in accordance with the terms of this Agreement, are owed to that Company pursuant to Section 5.2. Each Company hereby expressly waives any right such Company may otherwise have to claim, collect or receive Damages, to enforce specific performance or to pursue any other remedy available in contract, at law or in equity in the event of any non-performance, inadequate performance, faulty performance or other failure or breach by RES under or relating to this Agreement, except in the case of fraud or intentional tort by RES.

         15.5 Performance of Third Parties. The Parties hereby acknowledge and agree that RES shall have no responsibility or liability for the non-performance, inadequate performance, faulty performance or other failure or breach by a Commodity Supplier, Power Purchaser or other third party pursuant to, in connection with or relating to any Commodity Supply Arrangement or Power Sales Arrangement or in any other way related to or affecting the Services or this Agreement. In particular, RES shall not be responsible, liable or deemed in breach of this Agreement for any delay or failure in the performance of its obligations under this Agreement (including payment) to the extent such delay or failure is due to the non-performance, inadequate performance, faulty performance or other failure or breach by a Commodity Supplier, Power Purchaser or other third party pursuant to, in connection with or relating to any Commodity Supply Arrangement or Power Sales Arrangement or in any other way related to or affecting the Services or this Agreement.



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                                  SECTION 16
                ASSIGNMENT; ADDITIONAL COMPANIES AND FACILITIES

         16.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

         16.2 Assignment by RES. RES may assign this Agreement or any of its rights or obligations hereunder (a) to any of its Affiliates in its sole discretion without the requirement of consent from any Company and (b) to any non-Affiliate with consent from each Company, which consent may be withheld in each Company's sole discretion.

         16.3 Assignment by a Company. Except to the extent provided in Section 16.4, no Company may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of RES, which may be withheld in RES's sole discretion.

         16.4 Assignment for Financing. Each Company may, for purposes of securing financing from the Financing Parties, without the requirement of consent from RES but upon prior notice to RES, collaterally assign or create security over all of its assets, including its rights and interests under or pursuant to this Agreement, as security for that Company's obligations to the Financing Parties.

         16.5 Additional Companies. In the event that Reliant Energy Mid-Atlantic Power Holdings LLC has, from time to time, any direct or indirect subsidiary that has an ownership interest in, leases or operates any electric generating facilit(y)(ies) but is not a "Company" and "Party" for purposes of this Agreement, that subsidiary shall, in its sole discretion, have the right to become a "Company" and "Party" for purposes of this Agreement by giving notice to RES and the other Companies accompanied by a written instrument in which that subsidiary agrees to be legally bound by all of the terms, covenants and conditions of, and makes all of the representations and warranties included in, this Agreement as if that subsidiary originally had been a "Company" and "Party" under this Agreement. Upon delivery of that notice and written instrument, that subsidiary shall be a "Company" and "Party" for all purposes of this Agreement (and the definitions of "Company," "Companies," "Party" and "Parties" shall be deemed amended accordingly) and the electric generating facilit(y)(ies) in which that subsidiary has an ownership interest or which that subsidiary leases or operates shall be "Facilities" for all purposes of this Agreement. Each such subsidiary of Reliant Energy Mid-Atlantic Power Holdings LLC shall be a third-party beneficiary of this provision.

         16.6 Additional Facilities. In the event that a Company acquires, develops or otherwise obtains an ownership interest in, leases or operates any electric generating facilities that are not "Facilities" for purposes of this Agreement, that Company shall, in its sole discretion, have the right to cause any or all of those electric generating facilities to become "Facilities" for purposes of this Agreement by giving notice to RES and the other Companies. Upon delivery of that notice, those electric generating facilities included in that notice shall be "Facilities" for all purposes of this Agreement.



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                                   SECTION 17
                                    AMENDMENT


         This Agreement may be amended or modified only by an instrument in writing signed by all Parties. Unless the Parties mutually agree, no Party or any Affiliate of any Party may make application to FERC seeking any change in this Agreement pursuant to the provisions of Sections 205 or 206 of the Federal Power Act, nor support any such application by a third party.


                                   SECTION 18
                                     NOTICES

       Any notice required or permitted to be given hereunder shall be in writing and shall (as elected by the Party giving such notice) be (a) personally delivered, (b) transmitted by postage prepaid registered mail, (c) transmitted by a recognized overnight courier service or (d) transmitted by facsimile to the receiving Party or Parties as follows:

         18.1     In the case of RES:

                  All Notices except Payments and Scheduling:

                  Reliant Energy Services, Inc.
                  1111 Louisiana
                  Houston, Texas 77002
                  Telephone: (713) 207-9562
                  Facsimile: (713) 207-5012
                  Attention: Contract Administration

                  With a copy to:

                  Reliant Energy Wholesale Group
                  P.O. Box 61867
                  Houston, Texas 77208
                  Telephone: (713) 207-7465
                  Facsimile: (713) 207-0116
                  Attention: Vice President and General Counsel,
                             Wholesale Energy Group

                  Payments:

                  Account Name: Reliant Energy Services, Inc.
                  Bank:         Chase Bank of Texas, N.A., Houston, Texas
                  Account No.:  00102612158
                  ABA No.:      113000609

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                  Scheduling:

                  Phone: (713) 207-1215
                  Fax:  (713) 207-1070

         18.2     In the case of each Company:

                  All Notices except Scheduling and Dispatch:

                  [NAME OF COMPANY]
                  c/o Reliant Energy Power Generation, Inc.
                  1111 Louisiana
                  Houston, Texas 77002
                  Telephone: (713) 207-9562
                  Facsimile: (713) 207-5012
                     Attention: Power Generation Accounting

                  With a copy to:

                  Reliant Energy Wholesale Group
                  P.O. Box 61867
                  Houston, Texas 77208
                  Telephone: (713) 207-7465
                  Facsimile: (713) 207-0116
                  Attention: Vice President and General Counsel,
                             Wholesale Energy Group

                  Scheduling:

                  Phone: (713) 207-1215
                  Fax:   (713) 207-1070

All notices and other communications shall be deemed to have been duly given on
(a) the date of receipt if delivered personally, (b) three days after the date of posting if transmitted by mail, (c) the next Business Day after delivery to the courier if transmitted by courier or (d) the date of transmission with confirmation if transmitted by facsimile, whichever shall first occur. Any Party may change its address for purposes hereof by notice to the other Party.


                                   SECTION 19
                   APPLICABLE LAW; SUBMISSION TO JURISDICTION

         THIS AGREEMENT IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES AGREE THAT ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE INSTITUTED IN A FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY,



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







TEXAS AND EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING.


                                   SECTION 20
                                  SEVERABILITY

         The invalidity or unenforceability of any provision or portion of this Agreement will not affect the validity of the remainder of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable, the Parties will negotiate in good faith to agree upon substitute provisions to carry out the purpose and intent of the invalid or unenforceable provision.


                                   SECTION 21
                                ENTIRE AGREEMENT

         This Agreement contains the complete agreement of the Parties hereto with respect to the matters contained herein and supersedes all other agreements, understandings and negotiations, whether written or oral, with respect to the matters contained herein.


                                   SECTION 22
                          NO THIRD PARTY BENEFICIARIES

         Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the Parties hereto and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.


                                   SECTION 23
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.


                                   SECTION 24
                         INFORMATION AND CONFIDENTIALITY


         No Party shall disclose or otherwise make available to any other Person any information of a technical, commercial or business nature regarding the Facilities or this Agreement ("Confidential Information") without the prior written consent of the Part(y)(ies) from which that Confidential Information was received. Confidential Information shall not include information which (a) the receiving Party can demonstrate was known to it prior to its disclosure by the disclosing Part(y)(ies), (b) is, or later becomes, public knowledge without breach of this


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








         Agreement by the receiving Party, (c) was received by the receiving Party from a third party without, to the reasonable belief of the receiving Party, obligation of confidentiality or (d) is developed by the receiving Party independently from Confidential Information received from the disclosing Part(y)(ies), as evidenced by appropriate documentation. In the event that disclosure is required by court order or a Governmental Body, the Party subject to such requirement may disclose Confidential Information to the extent so required, but shall promptly notify the disclosing Part(y)(ies) and shall use reasonable efforts to obtain protective orders or similar restraints with respect to such disclosure.


                                   SECTION 25
                             INDEPENDENT CONTRACTOR

        Notwithstanding that RES is an Affiliate of each Company, RES's relationship to each Company under this Agreement is that of a separate entity and an independent contractor. In the performance of the Services, neither RES nor any RES Related Person shall be deemed to be the agent, representative, employee or servant of any Company. This Agreement shall not constitute RES as the legal representative or agent of any Company nor shall RES have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of, or on behalf of any Company or any Company Related Person, except to the extent expressly authorized by Sections 3.5 and
5.1. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement shall create or constitute a partnership, joint venture or other form of business organization or arrangement between or among one or more of the Companies and RES, except for the contractual arrangements specifically set forth in this Agreement.

         IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the day and year above written.


                                           RELIANT ENERGY SERVICES, INC.


                                           By:
                                                --------------------------------
                                                William T. Hamilton, Jr.
                                                Vice President-Risk Control


                                           RELIANT ENERGY MID-ATLANTIC
                                           POWER HOLDINGS LLC

                                           By:
                                                --------------------------------
                                                James E. Hammelman
                                                Treasurer




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











                                           RELIANT ENERGY MARYLAND
                                           HOLDINGS LLC


                                           By:
                                                --------------------------------
                                                James E. Hammelman
                                                Treasurer


                                           RELIANT ENERGY NEW JERSEY
                                           HOLDINGS LLC


                                           By:
                                                --------------------------------
                                                James E. Hammelman
                                                Treasurer





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









                                   APPENDIX A

                                   FACILITIES

      Facility                                  Installed Capacity (MW)
      --------                                  -----------------------
      Conemaugh(1)                                        282.0
      Keystone(2)                                         285.0
      Shawville                                           603.0
      Portland                                            570.0
      Titus                                               274.0
      Sayreville                                          409.0
      Seward                                              196.0
      Warren                                              139.0
      Gilbert                                             538.0
      Werner                                              212.0
      Glen Gardner                                        160.0
      Hunterstown                                         60.0
      Wayne                                               56.0
      Mountain                                            40.0
      Tolna                                               40.0
      Hamilton                                            20.0
      Orrtanna                                            20.0
      Shawnee                                             20.0
      Blossburg                                           19.0
      Piney                                               27.0
      Deep Creek                                          18.0

      (1) 16.45% ownership interest
      (2) 16.67% ownership interest

Notwithstanding the Installed Capacities set forth above, in the event any Facility is expanded or any Unit at any Facility is retired, the Parties shall agree to adjust the Installed Capacity of the affected Facility to reflect the expansion or retirement and that adjusted Installed Capacity shall be deemed incorporated into this Appendix A. In the event that a Company is added pursuant to Section 16.5, the Parties shall agree to the Installed Capacity of each of that Company's Facilities and those Facilities and their respective Installed Capacities shall be deemed incorporated into this Appendix A. In the event that a Facility is added pursuant to Section 16.6, the Parties shall agree to the Installed Capacity of that Facility and that Facility and its Installed Capacity shall be deemed incorporated into this Appendix A.

                                   APPENDIX B

                             EXISTING LDC CONTRACTS

LDC                Contract                                                     Date
---                --------                                                     ----
E-town             Special Provision 4 of Service Classification Contract       12-Jan-00
N Penn Fuel        Bundled Service Agreement, Rate LS                           01-Mar-00
Penn Fuel          Large Volume Daily Service                                   02-Dec-99
CDC PA             LTS Gas Transport                                            02-Dec-99
NJNG               Bundled Service Agreement                                    01-May-79
UGI                Rate IL, Delivery Service Option Service Agreement           12-May-00
National Fuel      Bundled Service Agreement, Rate CPA-LBS                      01-Feb-00


                                       B-1